                                                                   EXHIBIT 99.g7

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Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004  |   GOLDMAN |
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                      FUTURES AND OPTIONS ACCOUNT AGREEMENT

GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, NEW YORK 10004

ATTENTION:  FUTURES SERVICES DEPARTMENT

     The undersigned customer ("Customer") agrees that all transactions that
Goldman, Sachs & Co. or any of its affiliates (collectively, "Goldman", unless otherwise specified) may execute, clear and/or carry on Customer's behalf for the purchase or sale of futures contracts ("Futures Contracts") or options on
Futures Contracts ("Option Contracts"), and any customer accounts carried by
Goldman in connection therewith (each, an "Account"), shall be subject to the terms and conditions set forth in this agreement (the "Agreement"). Futures
Contracts and Option Contracts are referred to collectively in this Agreement as
"Contracts".

1.   Applicable Law.

     Each Account and Contract shall be subject to (i) the Commodity Exchange
Act, as amended (the "CEA"), and all rules and interpretations of the Commodity
Futures Trading Commission (the "CFTC") and the National Futures Association
("NFA"); (ii) the constitution, by-laws, rules, interpretations and customs of any applicable exchange or clearing organization (each of which is referred to as an "Exchange"); and (iii) any other laws or rules applicable to Customer's trading of Contracts (collectively, "Applicable Law"). Neither Goldman nor any of its partners, officers, employees or agents shall be liable as a result of any action taken by Goldman, or any clearing brokers or floor brokers, to comply with Applicable Law.

2.   General Agreements.

     Customer acknowledges and agrees that:

     (a) GOLDMAN'S RESPONSIBILITY. Goldman is responsible solely for the execution, clearing and/or carrying of Contracts in each Account in accordance with the terms of this Agreement. Customer and Customer's advisor ("Advisor"), if any, are solely responsible for all investment and trading decisions for the
Account. Goldman is not acting as a fiduciary or advisor with respect to
Customer or any Contract or Account and Goldman shall have no responsibility for compliance with any law or regulation governing the conduct of any such fiduciary or advisor or for Customer's compliance with any law or regulation governing or affecting Customer's trading hereunder.

     (b) ADVICE AND POSITIONS. Any advice provided by Goldman with respect to any Account or Contract is incidental to its business as a futures commission merchant ("FCM") and such advice shall not serve as the primary basis for any decision by or on behalf of Customer in respect of any Contract or Account.
Goldman makes no representation as to the reliability, accuracy or completeness of such advice or any information on which it is based. Goldman and its partners, officers, employees and agents may take or hold positions in, or advise other customers with respect to, Contracts that are the subject of advice furnished by Goldman to Customer, and such positions or advice may be inconsistent with any advice to Customer.

     (c) CONCLUSIVENESS OF REPORTS. All written and oral reports related to the
Accounts, including but not limited to confirmations, purchase and sale statements and monthly statements, given to Customer shall be conclusive and binding on Customer unless Customer notifies Goldman of any objection as follows: (i) in the case of any oral communication, at the time such report is given to Customer, and (ii) in the case of any written communication, before the opening of trading on the business day following the day on which Customer received such written communication.

     (d) RELIANCE ON INSTRUCTIONS. Goldman shall be entitled to rely on any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer's duly authorized agent (including

                                      -9-

Customer's Advisor, if any) and Customer shall be bound thereby.

     (e) FINANCIAL AND OTHER INFORMATION. Customer shall provide to Goldman such financial and other information regarding Customer as Goldman may from time to time reasonably request. Customer shall notify Goldman promptly of any material adverse changes to the financial condition of Customer, regardless of whether
Customer has previously furnished financial information to Goldman.

     (f) FLOOR BROKERS AND CLEARING BROKERS. Goldman, for and on behalf of
Customer, is authorized in its sole discretion to select floor brokers and, on
Exchanges where Goldman is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents in connection with transactions in
Contracts for the Accounts.

     (g) GIVE-UPS. Absent a separate written agreement with Customer with respect to give-ups, Goldman, in its sole discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers and to be given up to Goldman for clearance or carrying in any Account.

     (h) LIMITATION OF LIABILITY. Goldman shall not be liable for any loss, liability, expense, fine or tax caused directly or indirectly by any events beyond Goldman's control, including without limitation any (i) governmental, judicial, Exchange or other self-regulatory organization action or order, (ii)
suspension or termination of trading, (iii) breakdown or failure of transmission or communication facilities, or (iv) failure or delay by any Exchange to enforce its rules or to pay or return any amounts owed to Goldman with respect to any
Contracts executed and/or cleared for Customer's Accounts. In no event shall
Goldman be liable for consequential, incidental or special damages.

     (i) FOREIGN EXCHANGE RISK. Customer acknowledges and agrees that, if
Customer enters into a transaction in any Contract that is denominated in a currency (the "Contract Currency") other than the currency of Customer's jurisdiction, any profit or loss on such Contract arising from changes in the exchange rate between the Contract Currency and the currency of Customer's jurisdiction shall be for Customer's Account and risk.

     (j) TRANSMISSION OF ORDERS. If Customer has been approved by Goldman for the transmission of orders directly to affiliates of Goldman located outside the
United States (the "Affiliates"), for execution and clearance on non-U.S.
exchanges, Customer acknowledges and agrees that (i) it will transmit orders directly to Affiliates identified by Goldman only in accordance with any conditions or instructions furnished by Goldman and solely for Customer's own
Account, (ii) any orders transmitted by Customer to an Affiliate will be executed and cleared through omnibus accounts maintained by the appropriate
Affiliate in the name of Goldman and not for an account of Customer with the
Affiliate, and (iii) notwithstanding its transmission of orders to the
Affiliates, Customer will continue to be a customer of Goldman and will not be a customer of the Affiliate. For purposes of this Section 2(j), the term "Goldman"
shall mean Goldman, Sachs & Co.

3.   Margin and Other Obligations.

     (a) Customer agrees to deposit and to maintain initial and variation margin and to make any premium payments with respect to each Contract, in such form and in such amounts as may be required from time to time by Applicable Law or by
Goldman in its REASONABLE discretion. Customer acknowledges and agrees that
Goldman has no obligation to establish uniform margin, commission or fee requirements and that margin requirements imposed by Goldman may exceed those of the applicable Exchange. Customer further acknowledges and agrees that Goldman shall have the right, in accordance with Applicable Law, to transfer VARIATION
MARGIN or pledge INITIAL margin deposited by Customer to any Exchange, or to transfer or pledge other property to any Exchange in substitution for such margin, in order to satisfy obligations incurred by Goldman on behalf of its customers, and that any such transfer, pledge or substitution shall not diminish
Customer's obligations pursuant to Section 3(b) of this Agreement.

     (b) Customer also agrees to pay (i) all brokerage charges and commissions relating to each Contract executed, cleared and/or carried by Goldman on
Customer's behalf or to any Account maintained by Customer with Goldman, in each case in such manner and at such rates as may be agreed upon by Customer and
Goldman from time to time; (ii) all regulatory, Exchange and other self-regulatory fees, fines, penalties and charges, and any taxes, incurred or imposed with respect to each Contract or Account; (iii) the amount of any trading loss, debit balance or deficiency in any Account; (iv) the amount of any losses sustained by Goldman in connection with its execution and/or clearing of
Contracts for Customer's Accounts hereunder, provided that such losses are not due to the negligence or willful misconduct of Goldman; and (v) interest on any debit balances or deficiencies in any Account and on any monies advanced to
Customer at the rates charged from time to time to Goldman's securities margin account customers.

     (c) Customer acknowledges and agrees that Goldman may (but shall not be obligated to) accept from Customer margin deposits in the form of cash or securities

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denominated in a currency other than the Contract Currency (the "Base
Currency"). In that event, Goldman shall determine Customer's margin requirements in the Base Currency on any day in a commercially reasonable manner based on current exchange rates between the Base Currency and the Contract
Currency. Furthermore, Customer shall pay Goldman's fees as in effect from time to time for Goldman's deposit of margin in the Contract Currency with the applicable Exchange.

     (d) Customer hereby grants to Goldman the right to pledge, hypothecate, loan, invest or substitute any margin delivered to Goldman from time to time without notice to Customer (i) in accordance with Section 3(a) of this
Agreement, and (ii) otherwise, to the extent permitted by Applicable Law.

     (E) GOLDMAN, SACHS & CO. REPRESENTS THAT IT IS REGISTERED AS A FUTURES
COMMISSION MERCHANT ("FCM") UNDER THE CEA. FOR PURPOSES OF THIS SECTION 3(E),
THE TERM "GOLDMAN" SHALL MEAN GOLDMAN, SACHS & CO.

     (F) GOLDMAN AND CUSTOMER AGREE THAT (I) GOLDMAN SHALL HOLD INITIAL MARGIN
DEPOSITED BY CUSTOMER IN COMPLIANCE WITH THE REQUIREMENTS OF SECTION 4D(2) OF
THE CEA AND THE RULES THEREUNDER OR, IF APPLICABLE, THE REQUIREMENTS OF RULE
30.7 OF THE CFTC UNDER THE CEA; (II) GOLDMAN, AS APPROPRIATE TO CUSTOMER'S
TRANSACTIONS IN CONTRACTS AND IN ACCORDANCE WITH THE CEA AND THE RULES AND
REGULATIONS THEREUNDER, MAY PLACE AND MAINTAIN INITIAL MARGIN DEPOSITED BY
CUSTOMER WITH ANOTHER FCM (PROVIDED THAT SUCH FCM IS NOT AN AFFILIATED PERSON
(AS DEFINED IN THE 1940 ACT) OF CUSTOMER OR AN AFFILIATED PERSON OF SUCH A
PERSON), A CLEARING ORGANIZATION AS DEFINED IN RULE 1.3(D) UNDER THE CEA
(INCLUDING A CLEARING ORGANIZATION FOR A FOREIGN BOARD OF TRADE), A BANK, AS
DEFINED IN SECTION 2(A)(5) OF THE 1940 ACT, A BANKING INSTITUTION OR TRUST
COMPANY THAT IS INCORPORATED OR ORGANIZED UNDER THE LAWS OF A COUNTRY OTHER THAN
THE UNITED STATES AND THAT IS REGULATED AS SUCH BY THE COUNTRY'S GOVERNMENT OR
AN AGENCY THEREOF OR A MEMBER OF A FOREIGN BOARD OF TRADE, AND SHALL OBTAIN AN
ACKNOWLEDGMENT, AS REQUIRED UNDER RULES 1.20(A) OR 30.7(C) UNDER THE CEA, AS
APPLICABLE, THAT SUCH MARGIN IS HELD ON BEHALF OF GOLDMAN'S CUSTOMERS IN
ACCORDANCE WITH THE PROVISIONS OF THE CEA; AND (III) GOLDMAN SHALL PROMPTLY
FURNISH COPIES OF OR EXTRACTS FROM ITS RECORDS OR SUCH OTHER INFORMATION
PERTAINING TO CUSTOMER'S ASSETS AS THE SECURITIES AND EXCHANGE COMMISSION
THROUGH ITS EMPLOYEES OR AGENTS MAY REQUEST.

4.   Exercise and Delivery.

     (a) Customer agrees to give Goldman notice, not later than the time specified by Goldman and in any event at least two days before the close of trading in the Contract in question, if Customer intends to make or take delivery under any Futures Contract or to exercise any Option Contract. Customer shall furnish Goldman with sufficient funds to take delivery pursuant to, or to exercise and provide initial margin for, any such Contract and/or deliver to
Goldman any property required to be delivered by Customer under any such
Contract at such time and in such manner as may be required by Goldman.

     (b) Certain Option Contracts sold by Customer are subject to exercise at any time. Exercise notices received by Goldman from the applicable Exchange with respect to any Option Contract sold by Goldman's customers will be allocated among such customers (including Customer) pursuant to a random allocation procedure and Customer shall be bound by any allocation made to it pursuant to such procedure. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to Goldman by the applicable Exchange. Goldman shall use reasonable efforts to contact Customer promptly upon its allocation of an exercise notice to Customer.

     (c) Goldman shall have no responsibility for any action that it takes or fails to take with respect to any Option Contracts (and, without limiting the foregoing, shall have no responsibility to exercise any Option Contract purchased by Customer) unless and until Goldman receives acceptable and timely instructions from Customer indicating the action to be taken.

5.   Position Limits.

     Goldman shall have the right, whenever in its discretion it deems it necessary, to limit the size and number of open Contracts (net or gross) that
Goldman will at any time execute, clear and/or carry for Customer, to require
Customer to reduce open positions carried with Goldman, and to refuse acceptance of orders to establish new positions. Customer shall comply with all position limit rules imposed by Applicable Law. Customer shall promptly notify Goldman if
Customer is required to file any position report with any regulatory or self-regulatory authority and shall promptly file and provide Goldman with copies of any such report.

6.   Lien.

     All funds, securities, credit balances, Contracts and other property of
Customer (owned either individually or jointly with others) that may from time to time be held by, to the order of or on behalf of Goldman, and all amounts due to Goldman for Customer's Account from any

                                      -11-

Exchange or clearing broker in respect of any Contracts, and all proceeds thereof (collectively, "Collateral") are hereby pledged to Goldman and shall be subject to a security interest and lien in Goldman's favor to secure all obligations of Customer to Goldman pursuant to this Agreement.

7.   Customer Representations.

     (a) Customer represents and warrants as of the date hereof and on the date of each transaction executed hereunder that:

     (i) LAWFUL AGREEMENT. Customer is duly authorized and empowered to execute and deliver this Agreement and to effect purchases and sales of Contracts through Goldman. Such transactions and this Agreement do not and will not violate any Applicable Law, any judgment, order or agreement to which Customer or its property is subject or by which it or its property is bound or any documents or instruments governing the investment and trading activities of
Customer. This Agreement is a valid and binding agreement of Customer, enforceable against Customer in accordance with its terms. Customer has made and will make any disclosures regarding its trading of Contracts which are required under Applicable Law.

     (ii) INTEREST IN OR CONTROL OF ACCOUNTS. No person or entity other than
Customer has, nor during the term of this Agreement will have, any ownership interest of ten percent or more in any Account, and no person other than
Customer and Advisor, if any, has or will have any control over any Account, except as otherwise disclosed to Goldman in writing.

     (iii) CEA REGISTRATION REQUIREMENTS. Customer has reviewed the registration requirements of the CEA and the NFA pertinent to commodity pool operators and commodity trading advisors and has determined that it and any person that has trading authority or control over any or all of its Accounts are in compliance with such requirements.

     (iv) FINANCIAL INFORMATION. Any financial or other information provided to
Goldman by Customer in connection with this Agreement is and will be accurate and complete in every material respect.

     (v) EMPLOYEES OF FCMS, SELF-REGULATORY ORGANIZATIONS OR THE CFTC. If
Customer is an individual, Customer is not a partner, officer, director, employee or owner of more than ten percent of the equity interest of an FCM, an introducing broker or any self-regulatory organization, or an employee of the
CFTC, except as otherwise disclosed to Goldman in writing.

     (vi) COMPLIANCE WITH THE FEDERAL DEPOSIT INSURANCE ACT. If Customer is an
insured depository institution subject to the Federal Deposit Insurance Act,
Customer has taken all action and maintained all such records required to be taken or maintained by it to effect and maintain the enforceability of this
Agreement pursuant to the Federal Deposit Insurance Act.

     (b) Customer agrees to promptly notify Goldman in writing if any representation or warranty made by Customer ceases to be accurate and complete in any material respect.

8.   Customer Default.

     (a) In the event that: (i) Customer breaches or fails to timely and fully perform any of its obligations hereunder or otherwise in respect of any
Contract; (ii) Customer fails to deposit or maintain required margin, fails to pay required premiums or fails to make any other payments required hereunder or otherwise in respect of any Contract; (iii) any representation made by Customer or Advisor (if any) is not or ceases to be accurate and complete in any material respect; (iv) a case in bankruptcy is commenced or a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, trustee or similar officer is filed by or against Customer or
Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or Customer or any of its property is subject to any agreement, order or judgment providing for Customer's dissolution, liquidation or reorganization, or for the appointment of a receiver, trustee or similar officer of Customer or such property; (v) any warrant or order of attachment is issued against any Account or a judgment is levied against any Account; or (vi)
Goldman, after notifying Customer and offering Customer the opportunity to provide adequate assurances acceptable to Goldman within a reasonable period of time under the circumstances, reasonably considers it necessary for its protection; THEN Goldman shall have the right, without limitation, to (A) close out any or all of Customer's open Contracts; (B) cancel any or all of Customer's outstanding orders; (C) treat any or all of Customer's obligations due Goldman as immediately due and payable; (D) set off any obligations of Goldman to
Customer against any obligations of Customer to Goldman; (E) sell any Collateral and/or set off and apply any Collateral or the proceeds of the sale of any
Collateral to satisfy any obligations of Customer to Goldman; (F) borrow or buy any options, securities, Contracts or other property for any Account; and/or (G)
terminate any or all of Goldman's obligations for future performance to
Customer.

     (b) So long as Goldman's rights or position would not be jeopardized thereby, Goldman shall make a good faith effort to notify Customer of its intention to take any of

                                      -12-

the actions specified in (A) through (G) of Section 8(a) above before taking any such action, PROVIDED that Goldman shall not be deemed to have breached any obligation to Customer if no such notice is given. Any sale or purchase hereunder may be made in any manner determined by Goldman to be commercially reasonable. It is understood that, in all cases, a prior demand or notice shall not be considered a waiver of Goldman's right to take any action provided for herein and that Customer shall be liable for the payment of any deficiency remaining in each Account after any such action is taken, together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees).

9.   Compensation for Losses.

     Customer hereby agrees to compensate Goldman and its partners, officers, employees and agents for any and all loss, liability or cost (including reasonable attorneys' fees), penalty or tax incurred by Goldman as a result, directly or indirectly, of Customer's failure to comply with any provision of, or to perform any obligation under, this Agreement.

10.  Communications.

     (a) Unless otherwise specified in this Agreement, all reports, instructions and other communications by any party to another under this Agreement may be oral or written. All oral communications shall promptly be confirmed in writing.

     (b) Any report, instruction or other communication transmitted pursuant to this Agreement shall be transmitted to Customer at the address or telecopier or telephone number provided to Goldman in writing or to Goldman at 85 Broad
Street, New York, New York 10004, Attention: Administrator, Futures Services
Department, by telecopier at the number provided to Customer or by telephone at
(212) 357-5494 or at such other address or number as either party hereto notifies each other party hereto in writing.

11.  Severability.

     If any provision of this Agreement is or at any time becomes inconsistent with or invalid under any present or future Applicable Law, such inconsistent or invalid provision shall be deemed to be superseded or modified to conform to such Applicable Law, but in all other respects this Agreement shall continue in full force and effect.

12.  Entire Agreement.

     This Agreement constitutes the entire agreement between Customer, Advisor, if any, and Goldman with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter. For purposes of this Section 12, the term "Goldman" shall mean Goldman, Sachs & Co.

13.  Termination.

     This Agreement shall continue in force until written notice of termination is given in accordance with Section 10 of this Agreement by Customer or Goldman.
Termination of this Agreement shall not affect any transaction entered into before receipt of notice of such termination and shall not relieve any party hereto of any obligations incurred before such receipt. Customer, upon giving or receiving notice of termination, shall promptly take all action necessary either to close out all open positions in any Account or to transfer all such positions to another FCM. Upon satisfaction by Customer of all obligations to Goldman arising hereunder (including payment obligations with respect to the transfer of
Contracts to another FCM), Goldman shall transfer to the FCM specified by
Customer all Contracts, cash, securities and other property, then held for any
Account, whereupon this Agreement shall terminate.

14.  Amendment or Waiver.

     No provision of this Agreement shall in any respect be waived or modified unless such waiver or modification is in writing and signed by authorized representatives of each of Goldman and Customer. The rights and remedies of
Goldman and Customer under this Agreement are cumulative and no waiver or modification of this Agreement or of any such right or remedy may be inferred from any failure by Goldman or Customer to exercise any right or remedy under this Agreement.

15.  Successors; Binding Effect.

     (a) This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective successors and assigns.

     (b) This Agreement and the obligations of Customer hereunder may not be assigned or delegated by Customer without the prior written consent of Goldman, and any purported assignment or delegation without such consent shall be void.
Goldman may not assign its rights nor delegate its obligations under this
Agreement, in whole or part, without the prior written consent of Customer, and any purported assignment or delegation without such consent shall be void, except for an assignment and delegation of all of Goldman's rights and obligations hereunder in whatever form Goldman determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Goldman's assets and business and that

                                      -13-

assumes such obligations by contract, operation of law or otherwise. Upon any such assignment and delegation of obligations, Goldman shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment and delegation.

16.  GOVERNING LAW.

     THE CONSTRUCTION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO
CONFLICTS OF LAW PRINCIPLES).

17.  CONSENT TO JURISDICTION.

     Customer submits to the non-exclusive jurisdiction of the courts of the
State of New York and of the Federal courts in the Southern District of New York with respect to any proceeding arising out of or relating to this Agreement or any transaction in connection herewith. Customer hereby waives irrevocably (i)
any objection to the jurisdiction of any such court which it might otherwise be entitled to assert in any proceeding arising out of or relating to this
Agreement or any transaction in connection herewith; and (ii) any defense of sovereign immunity or other immunity from suit or enforcement, whether before or after judgment.

18.  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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ACKNOWLEDGEMENTS. Customer hereby expressly acknowledges and agrees that
Customer has received, read and understood, and has retained a copy of, the
"Risk Disclosure Statement for Futures and Options", which includes the disclosures required by CFTC Rules 1.55, 30.6, 33.7 and 190.10(c), together with a disclosure pursuant to CFTC Rule 1.46(e)(1) (and the related bankruptcy election included in the attached hedging designation). (CUSTOMER MUST CHECK THE
INDICATED SPACE OR MAKE ANOTHER INDICATION.)
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Date:  May 19, 2006
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NAME OF CUSTOMER: American Century Growth Funds, Inc. on behalf of each portfolio listed in attached Schedule 1
                 --------------------------------------------------------------

By/Signature:  /s/ Ward D. Stauffer
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                  Name: Ward D. Stauffer         Title: Secretary

By/Signature: /s/ Otis H. Cowan
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                  Name: Otis H. Cowan            Title: Assistant Vice President

                                      -14-

                                  APPENDIX III
      (TO BE COMPLETED BY ADVISORS TO NON-EMPLOYEE BENEFIT PLAN CUSTOMERS)

     If Customer has appointed an Advisor in relation to the Accounts, Advisor makes the representations and warranties set forth below, which are applicable to, and for all purposes shall constitute a part of, the Futures and Options
Account Agreement to which this Appendix III is attached (the "Agreement"), and all capitalized terms used but not defined in this Appendix III shall have the respective meanings assigned to such terms in the Agreement:

     (a) Advisor has been duly and properly authorized to exercise any of
Customer's rights with respect to its Account, including but not limited to the right to provide trading instructions for Contracts to be executed, cleared and/or carried for Customer's Account and to provide and receive notices and other communications with respect to such Account.

     (b) Advisor is registered with the CFTC as a commodity trading advisor or is not required to be so registered.

     (c) Advisor has provided Customer with a copy of Advisor's current disclosure document or a written statement that Advisor is exempt from the requirement to provide such disclosure document.

     (d) Advisor has provided and will continue to provide Customer with an explanation of the nature and risks of the strategies to be used in connection with transactions to be executed for any Account.

     (e) Advisor shall cause Customer to take such action in respect of any
Account as is required of Customer under this Agreement.

Date:  May 19, 2006
      -------------------------

NAME OF CUSTOMER:  American Century Growth Funds, Inc.
                 ---------------------------------------------------------------
(CUSTOMER MUST BE IDENTIFIED, BUT NEED NOT SIGN THIS APPENDIX)

NAME OF ADVISOR: American Century Investment Management, Inc.
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By/Signature: /s/ Ward D. Stauffer
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             Name:  Ward D. Stauffer
             Title: Secretary

Address:  4500 Main Street                       Telephone:
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          Kansas City, MO 64111                  Telecopier:
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                                      -18-

                                   SCHEDULE 1
                                   ----------

     Legacy Focused Large Cap Fund
     Legacy Large Cap Fund
     Legacy Multi-Cap Fund